UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2009

DOMINION MINERALS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-52696 (Commission File Number)	22-3091075 (IRS Employer Identification #)
410 Park Avenue, New York, NY 10022 (Address of Principal Executive Office)

(212) 231-8171

(Registrant’s telephone number, including area code)

75 Rockefeller Plaza, Suite 1817, New York, NY  10019

(Former name, former address and former fiscal year, if changed since last report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On March 6, 2007, Dominion Minerals Corp. (“Company”) entered into an Exploration and Development Agreement with Bellhaven Copper & Gold, Inc., a corporation organized in British Columbia, Canada (“Bellhaven”), and Bellhaven’s wholly-owned subsidiary Cuprum Resources Corp., a corporation organized in Panama (“Cuprum”).

Cuprum is the holder of a Mineral Concession from the Republic of Panama on a copper prospect (“Cerro Chorcha”) located in the Guariviara area of Panama. This agreement granted the Company an option to acquire up to 75% of the authorized and outstanding stock of Cuprum in exchange for:

•

The payment of $2,000,000 by the Company to Bellhaven;

•

The issuance of 4,000,000 shares of the Company to Bellhaven; and

•

Other specific terms and conditions.

On April 14, 2009, the Company and Bellhaven completed a transaction under a Stock Purchase Agreement between them pursuant to which:

•

The Company acquired 100% interest in all the outstanding stock of Cuprum;

•

The Company will pay Bellhaven $1,500,000 in cash and issue 2,000,000 shares of the Company’s common stock to Bellhaven;

•

The officers and directors of Cuprum were replaced by the officers and directors of the Company;

•

The March 6, 2007 Exploration and Development Agreement between the Company, Bellhaven and Cuprum was terminated and the Company and Bellhaven mutually released each other from all obligations and/or liabilities arising thereunder; and

•

The 2,000,000 shares of the Company’s common stock issued to Bellhaven were “restricted” under the U.S. Securities Act of 1933, as amended, and these 2,000,000 shares and the 4,000,000 shares issued by the Company to Bellhaven under the Exploration and Development Agreement are subject to lock-up provisions in that Bellhaven agreed to not sell any of these 6,000,000 shares during the one-year period commencing April 14, 2009.

Prior to April 14, 2009, there was no material relationship between Bellhaven and Cuprum and the Company and/or its officers, directors and controlling shareholders other than the association under the March 6, 2007 Exploration and Development Agreement.

The funds used by the Company in this transaction came from its working capital.

Information as to the assets and operations of Cuprum is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q for the first three calendar quarters of 2008.

On April 20, 2009, the Company issued a press release announcing purchase of 100% interest in all the outstanding stock of Cuprum, a copy of which is attached hereto as Exhibit 99.1.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)

On April 15, 2009, the Company concluded that disclosure should be made and/or action should be taken to prevent future reliance on:  (i) its previously issued financial statements for the year ended December 31, 2007 included in its Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission on April 16, 2008; (ii) its previously issued financial statements for the year ended June 30, 2007 included in Amendment No. 3 to its Registration Statement on Form 10SB, filed with the Securities and Exchange Commission on November 21, 2007;  and (ii) its previously issued interim financial statements included in its Quarterly Reports on Form 10-Q for the first three calendar quarters of the year 2008 and on Form 10-QSB for the third quarter of 2007, filed with the Securities and Exchange Commission.

The Company has concluded, based on further review of the documents and additional information that the accounting treatment by the Company for the issuance of its common stock in April of 2007, as stock issued upon the conversion of an outstanding convertible promissory note was erroneous.  The transaction was reported as involving the conversion of debt underlying a convertible promissory note balance of $106,071 into 7,925,000 shares of newly issued common stock representing a conversion rate of $0.013 per share.  The Company has concluded that in addition to the promissory note conversion, the transaction should have been reported as an issuance of common stock for services. This would result in an expense charge in addition to the previously recorded debt reduction of $106,071.

The Chief Financial Officer of the Company has discussed the foregoing matters with the independent accountants of the Company.  The Board of Directors has authorized and directed that the officers of the Company take the actions necessary and appropriate to have the subject financial statements restated and the appropriate filings made with the Securities and Exchange Commission as soon as practicable.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

(4)

The financial statements for Cuprum Resources Corp., acquired as a wholly-owned subsidiary on April 14, 2009 (see Item 2.01 above) are not included herein but will be filed by an amendment hereto within 71 days of April 17, 2009.

(b)

Pro forma financial information.

(2)

The pro-forma financial information for the acquisition of Cuprum Resources Corp. by the Company are not included herein but will be filed by an amendment hereto.

(d)

Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement by and between the Company and Bellhaven Copper & Gold, Inc. dated April 14, 2009
99.1	Press Release dated April 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MINERALS CORP.

Date:	April 21, 2009	By:	/s/ Diego E. Roca
Diego E. Roca
Chief Financial Officer